UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2023

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Subsidiaries of Noble Corporation plc (“Noble”) intend to amend and restate the Senior Secured Revolving Credit Agreement, dated as of February 5, 2021 (the “Existing Credit Agreement”), by entering into an Amended and Restated Senior Secured Revolving Credit Agreement, to be dated April 18, 2023 (the “A&R Credit Agreement”), by and among Noble Finance II LLC (the “Issuer”), Noble International Finance Company and Noble Drilling A/S, as borrowers, the lenders and issuing banks party thereto from time to time. The Existing Credit Agreement had established a revolving credit facility with commitments of $675.0 million. The revolving credit facility under the A&R Credit Agreement (the “Revolving Credit Facility”) is expected to have commitments of $550.0 million. The guarantors under the Revolving Credit Facility will be the same subsidiaries of the Issuer that will be guarantors of the notes.

There can be no assurance that the entry into the A&R Credit Agreement will be completed on the currently anticipated terms, or at all. The Revolving Credit Facility described above has not been finalized, and is therefore subject to change. Accordingly, there can be no assurance that the A&R Credit Agreement will be entered into on the terms described above or at all. The completion of the Offering (as defined below) is not conditioned upon the entry into the A&R Credit Agreement.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”) does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this Current Report, including statements regarding the entry into the A&R Credit Agreement, constitute forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble’s anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, risks and uncertainties related to economic, market or business conditions, satisfaction of customary closing conditions related to the A&R Credit Agreement and other risk factors as detailed from time to time in Parent’s reports filed with the U.S. Securities and Exchange Commission.

Any forward-looking statements included in this Current Report, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this Current Report, including any attachment hereto.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events.

On April 4, 2023, Noble issued a press release announcing that its wholly owned subsidiary, the Issuer, has priced a private offering (the “Offering”) of $600 million in aggregate principal amount of new unsecured 8.000% senior notes due 2030.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	NOBLE CORPORATION plc

	By:	/s/ Jennie Howard
	Name:	Jennie Howard
	Title:	Senior Vice President, General Counsel and Corporate Secretary